EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White President and CEO Phone: 908/206-3700

TRANSTECHNOLOGY ANNOUNCES PROSPECTIVE CHANGES TO BOARD OF DIRECTORS
Union, New Jersey — February 22, 2006 — TransTechnology Corporation (OTC: TTLG) announced today that Michael J. Berthelot, its current Chairman and former Chief Executive Officer, has informed the board that he has decided not to stand for re-election to the board at the company’s 2006 shareholders’ meeting. The company also announced that it is the board’s intention that John H. Dalton, who has served as a director since 1999, would become Chairman following the next shareholders’ meeting.
Mr. Berthelot, 55, said, “I have enjoyed the fifteen years I have served as a director and officer of TransTechnology. I stepped down as CEO three years ago as part of a planned transition of the board that ultimately awaited the successful completion of an equity offering. That has now been accomplished. We have an excellent board of directors with committed proactive individuals who really care about this company. I am very pleased to be able to leave the company with a solid management team, a distinguished board of directors, and a bright future.”
Mr. Dalton, who served as Secretary of the Navy from 1993-1998, said, “I am excited as I look to the future of TransTechnology as a strong and growing company. Our board has worked through some difficult issues over the past several years, and our smooth succession plan is a key element to our future success.” Mr. Dalton, 64, is currently Chair of the board’s Incentive and Compensation Committee. He is the President of the Housing Policy Council of The Financial Services Roundtable in Washington, D.C.
700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 • www.transtechnology.com

TransTechnology Corporation
Press Release
February 22, 2006	Page 2 of 2

Robert L. G. White, President and Chief Executive Officer of the Company, said, “We are very excited to be entering a new era for TransTechnology. We appreciate all that Mike has done for our company, and we wish him well in his future endeavors.”
TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales from continuing operations of $64.6 million in the fiscal year ended March 31, 2005.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
      Any number of factors could affect future operations and results, including, without limitation competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; interest rate trends; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and the Form 10-Q for the third quarter ended December 25, 2005.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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